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               Hanover Gold Company, Inc. - PROXY
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                 ANNUAL MEETING OF SHAREHOLDERS
                   MAY 27, 1999 at 2:00 PM PDT

The undersigned hereby constitutes and appoints Raymond A. Hanson and James A. Fish, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of Hanover Gold Company, Inc. ("Hanover") owned of record by the undersigned on March 31, 1999 at the annual meeting of shareholders of Hanover to be held on May 27, 1999 or any adjournment(s) or postponement(s) thereof.

 UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED BY
   THE UNDERSIGNED WILL BE VOTED FOR ELECTION OF THE DIRECTOR-
                            NOMINEES
           (ITEM 1) AND FOR APPROVAL OF ITEMS 2 AND 3.

ITEM 1.   ELECTION OF DIRECTORS
       [  ]  FOR            [  ]  AGAINST         [  ]  ABSTAIN

With respect to the election of the following director-nominees:
     James A. Fish  Neal A. Degerstrom  Karl E. Elers  Tim Babcock

NOTE:  TO WITHHOLD AUTHORITY TO VOTE FOR A PARTICULAR DIRECTOR-
NOMINEE(S), STRIKE A LINE THROUGH SUCH DIRECTOR-NOMINEE(S) NAME.

ITEM 2.   COMPANY'S 1998 EQUITY INCENTIVE PLAN
       [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

ITEM 3.  RATIFICATION OF AUDITORS
       [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

Ratification of BDO Seidman, LLP as Hanover's independent auditor for the year ending December 31, 1999 and any interim period.

DATED:         , 1999
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                            Signature of Shareholder

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                            Additional Signature, if Jointly Owned

                            Please sign your name exectly  as  it
                            appears  to  the left on the  address
                            label.   Persons   signing    in    a
                            fiduciary    capacity    should    so
                            indicate.

  This proxy is solicited on behalf of the board of directors. You may revoke or change your proxy at any time before it is exercised at the annual meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the annual meeting.
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